SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934



Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:

/  / Preliminary Proxy Statement
/x / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to <section> 240.14a-11(c) or
    <section> 240.14a-12


                          HOME PROPERTIES OF NEW YORK, INC.
                  (Name of Registrant as Specified in Its Charter)

                          HOME PROPERTIES OF NEW YORK, INC.
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/ No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
    11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)  Proposed maximum aggregate value of transaction:


* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Fee paid previously with Preliminary materials:
    ___________________________________________________________________
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                  Clinton Square
                             Rochester, New York  14604





                                   March 25, 1997






Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Home Properties of New York, Inc. The Annual Meeting will be held on Tuesday, May 6, 1997 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607.

     A Notice of Annual Meeting and a Proxy Statement are enclosed. They describe the matters to be acted upon at the Annual Meeting. Your vote on these matters is very important. Please sign, date and return the enclosed proxy card in the envelope provided. This will insure that your shares are represented at the meeting, whether or not you plan to attend in person.

     We look forward to seeing you at the meeting.




                                   Norman P. Leenhouts
                                   CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER



                                   Nelson B. Leenhouts
                                   PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER

                 HOME PROPERTIES OF NEW YORK, INC.
                             Suite 850
                          Clinton Square
                    Rochester, New York  14604
             _______________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 6, 1997
             _______________________________________

       NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Home Properties of New York, Inc. (the "Company") will be held on Tuesday,
May 6, 1997 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607 for the following purposes:

             1. To elect eleven directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are elected ;

             2. To ratify the Board of Director's appointment of Coopers & Lybrand as the Company's independent auditors for 1997;

             3. To consider the approval of certain amendments to the Company's Stock Benefit Plan, including increasing the number of authorized shares of Common Stock for options to independent directors;

             4. To consider the approval, pursuant to the rules of the New York Stock Exchange, of the issuance of up to 5,000,000 additional shares of the Company's Common Stock from time to time in one or more privately negotiated transactions or public offerings; and

                5. To consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

       The Board of Directors set the close of business on March 25, 1997 as the record date. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. (If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions for your shares to be voted to the person responsible for your account.)

       Please complete and sign the enclosed proxy card. The proxy represented by this card is solicited by the Board of Directors of the Company. Please mail the card promptly in the enclosed postage-prepaid envelope. You may change the votes on any proxy by sending a written notice to Ann M. McCormick, Secretary of the Company at 850 Clinton Square, Rochester, New York 14604 before the Annual Meeting, by sending a different proxy card with a later date before the Annual Meeting or by voting in person by ballot at the Annual Meeting. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

Rochester, New York                       By Order of the Board of Directors
March 25, 1997

                                          Ann M. McCormick
                                          Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                                  PRELIMINARY PROXY STATEMENT
                       HOME PROPERTIES OF NEW YORK, INC.
                                 Suite 850
                               Clinton Square
                         Rochester, New York  14604
                   _______________________________________

                          PROXY STATEMENT
                    _______________________________________

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 6, 1997

                                                                March 25, 1997


      This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties of New York, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company, (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, May 6, 1997 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607.

      This Proxy Statement is first being sent to stockholders on or about March 25, 1997. The Board of Directors set the close of business on March 25, 1997 as the record date for determining which stockholders are entitled to notice of and to vote at the Annual Meeting (including any adjournments or postponements). Only holders of the Company's Common Stock ("Common Stock") whose names appear on the stock registers of the Company at the close of business on the record date will be entitled to notice of and to vote at the
Annual Meeting.  As of the Record Date, there were    6,936,391     shares
of Common Stock outstanding and entitled to vote at the Annual Meeting. Shareholder are entitled to one vote for each share of Common Stock they hold.

      Please complete, sign, date and promptly return the accompanying Proxy Card. An envelope with prepaid postage is enclosed. The persons named on the Proxy Card will vote the shares of Common Stock as directed on properly executed cards if they are received before the vote at the Annual Meeting and
not revoked.   If a proxy is submitted without any instructions, the proxy will be voted FOR Proposal 1 for the election of the eleven nominees for directors of the Company named in this Proxy Statement; FOR Proposal 2 to ratify the appointment of Coopers & Lybrand as independent auditors; FOR Proposal 3 regarding the changes to the Stock Benefit Plan; and FOR Proposal 4 regarding the issuance of up to 5,000,000 shares of the Company's Common Stock from time to time in one or more privately negotiated transactions or public offerings. The Company does not expect any matters which are not described in this Proxy Statement to be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      For the Company to be able to act on the listed matters at the Annual Meeting, at least a majority of the total number of outstanding shares of Common Stock entitled to vote must be present, either in person or by proxy. Under Maryland law, if a stockholder abstains on a vote, the abstention does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in determining the "votes cast" for purposes of electing directors. With respect to certain matters, brokers and certain other nominees are entitled to vote in their discretion if the beneficial owner or person entitled to vote does not give the broker or nominee instructions on how to vote. If, however, the brokers or nominees do not receive instructions from the beneficial owner or other person entitled to vote such shares on Proposal 3 regarding the changes to the Stock Benefit Plan and on Proposal 4 regarding issuing shares in private placements or public offerings, they may not vote on those proposals and their "non-votes" will be treated like abstentions. Under the rules of the New York Stock

Exchange, Proposals 3 and 4 must be approved by a majority of the votes cast so long as the total of votes cast on the proposal is more than 50% of the total number of shares entitled to vote.

      A stockholder of record who submits a proxy may revoke it at any time before the vote at the Annual Meeting: (i) by giving a written revocation to Ann M. McCormick, the Secretary of the Company, at 850
Clinton Square, Rochester, New York 14604; (ii) by filing another properly executed proxy with a later date; or (iii) by attending the Annual Meeting in person and voting by ballot. Any stockholder of record as of the Record Date who attends the Annual Meeting may vote in person even if he has previously sent in a proxy card. If a stockholder attends the Annual Meeting but does not complete a ballot his shares of Common Stock will be voted in accordance with his previously given proxy.

      The Company is mailing its 1997 Annual Report to Stockholders, including its financial statements for the fiscal year ended December 31, 1996, at the same time this Proxy Statement is being mailed to stockholders. Portions of the Annual Report are incorporated in this Proxy Statement by reference. A stockholder may also obtain a copy of the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission by writing Home Properties of New York, Inc., Stockholder Services, 850 Clinton Square, Rochester, New York 14604.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

      At the Annual Meeting, eleven individuals will be elected to serve as directors until the 1998 Annual Meeting and until their successors are elected. The Board of Directors has nominated Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed, Amy L. Tait, Burton S. August, Sr., William Balderston, III, Alan L. Gosule, Leonard F. Helbig, III, Roger W. Kober, Clifford W. Smith, Jr., and Paul L. Smith to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the
Company.    The Board of Directors anticipates that each of the Nominees will serve as a director if elected. If any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of another person recommended by the Board of Directors.

      As of December 30, 1996, the Board of Directors increased the number of its members from ten to eleven and elected Alan L. Gosule, as provide by the terms of the agreements entered into by the Company and Home Properties of New York, L.P. (the "Operating Partnership") in connection with the investment by the State Treasurer of the State of Michigan on behalf of certain of its retirement funds of $35 million in Class A limited partnership interest in the Operating Partnership. The right of the State Treasurer to nominate a director of the Company (or more than one, up to four, in the event of breaches of certain obligations of the Company or the Operating Partnership under the agreements) continues until the value of the investment falls below $35 million or 8% of the Company's equity capitalization for 30 consecutive days.

      The favorable vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for the election of the nominees as directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

      Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees. The information is up to date through March 15, 1997.

      Norman P. Leenhouts, 61, has served as Chairman of the Board of Directors, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as Chairman of the Board of Home Properties Management, Inc. ("HP Management") and as a director of Conifer Realty Corporation ("Conifer Realty") since their formation. Norman Leenhouts is a co-owner, together with Nelson Leenhouts, of Home Leasing Corporation, the Company's predecessor ("Home Leasing"), and served as Chairman of Home Leasing
since 1971.   He is a director of Hauser Corporation and Rochester Downtown
Development Corporation.  He also serves as    Chairman of the Board of
Trustees      of  Roberts Wesleyan
College and     as a trustee of      the University of Rochester.  His is a
graduate of the University of Rochester and is a certified public accountant. He is the twin brother of Nelson Leenhouts.

      Nelson B. Leenhouts, 61, has served as President, co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as President and Chief Executive Officer of HP Management and as a director of Conifer Realty since their formation. Nelson Leenhouts was the founder, and a co-owner, together with Norman Leenhouts, of Home Leasing, and served as President of Home Leasing since 1967. He is a director of Hauser Corporation. Nelson Leenhouts is a graduate of the University of Rochester. He is the twin brother of Norman Leenhouts.

      Richard J. Crossed, 57, has served as Executive Vice President and a director of the Company and as a director, President and Chief Executive Officer of Conifer Realty since January 1, 1996. He served as President and Chief Executive Officer of Conifer Development, Inc. and C.O.F. (formerly Conifer Realty, Inc.) (collectively, "Conifer") from 1985. Before becoming President of Conifer, he served as Director of Development for Conifer. Mr. Crossed is a director of the St. Joseph's Villa and is active in many housing organizations. He has served on the New York State Housing Turnkey Task force and New York State Low-Income Housing Tax Credit Task Force. Mr. Crossed is a graduate of Bellarmine College.

      Amy L. Tait, 38, has served as Executive Vice President and a director of the Company since its inception in 1993. She has also served as a director of HP Management since its formation. Mrs. Tait joined Home Leasing in 1983 and has had several positions, including Senior and Executive Vice President and
Chief Operating Officer.   She currently serves on the M & T Bank Advisory
Board and the boards of the United Way of Rochester and GeVa Theatre.
Mrs. Tait is a graduate of Princeton University and hold a Masters degree in Business Administration from the William E. Simon Graduate School of Business Administration of the University of Rochester. She is the daughter of Norman Leenhouts.

      Burton S. August, Sr., 81, has been a director of the Company since August, 1994. Mr. August is currently a director of Monro Muffler Brake, Inc., a publicly traded company where Mr. August served as Vice President from 1969 until he retired in 1980. Mr. August is also a trustee emeritus of Rochester Institute of Technology, a trustee of Strong Museum and a trustee of the Otetiana Council Boy Scouts of America.

      William Balderston, III, 69, has been a director of the Company since August, 1994. From 1991 to the end of 1992 was an Executive Vice President of The Chase Manhattan Bank, N.A. From 1986 to 1991, he was President and Chief Executive Officer of Chase Lincoln First Bank, N.A., which was merged into The Chase Manhattan Bank, N.A. He is a director of Bausch & Lomb Incorporated and Rochester Gas and Electric Corporation, as well as a Trustee of the University of Rochester. Mr. Balderston is a graduate of Dartmouth College.

      Alan L. Gosule, 56, has been a director of the Company since December,
1996.   Mr. Gosule has been a partner in the law firm of Roger & Wells, New
York, New York, since August, 1991 and prior to that time was a partner in the law firm of Gaston & Snow. He serves as Chairman of the Rogers & Wells Tax
Department and Real Estate Securities practice group.   Mr. Gosule is a
graduate of Boston University and its Law School and received a LL.M. from Georgetown University. Mr. Gosule also serves on the Boards of Directors of 15 funds of the Northstar Mutual Funds, the Simpson Housing Limited Partnership and F.L. Putnam Investment

Management Company. Rogers & Wells acted as counsel to Coopers & Lybrand LLP in its capacity as advisor to the State Treasurer of the State of Michigan in connection with its investment of retirement funds in the Operating Partnership and Mr. Gosule was the nominee of the State Treasurer under the terms of the investment agreements described above.

      Leonard F. Helbig, III, 51, has been a director of the Company since August, 1994. Mr. Helbig has served as Executive Managing Director of the
    Asset      Services Group and a Director of Cushman & Wakefield since
1984. He joined Cushman & Wakefield in 1980 and is also a member of that firm's Executive and National Management Committees. Mr. Helbig is a member of the Urban Land Institute, the Pension Real Estate Association and the International Council of Shopping Centers. Mr. Helbig is a graduate of
LaSalle University and holds     the MAI designation      of the American
Institute of Real Estate Appraisers.

        Roger W. Kober, 63, has been a director of the Company since August, 1994. Mr. Kober is the Chairman of the Board and Chief Executive Officer of Rochester Gas and Electric Corporation where he has been employed since 1965. He is also a member of the Board of Trustees of Rochester Institute of Technology and a director of the Association of Edison Illuminating Companies, the Chase Upstate Advisory Council, the Greater Rochester Metro Chamber of
Commerce and the United Way of Greater Rochester, Inc.   Mr. Kober is a
graduate of Clarkson College and holds a Masters Degree in Engineering from Rochester Institute of Technology.

      Clifford W. Smith, Jr., 50, has been a director of the Company since August, 1994. Mr. Smith has been the Clarey Professor of Finance of the William E. Simon Graduate School of Business Administration of the University of Rochester since 1988. He has written numerous books, monographs, articles and papers on a variety of financial, capital markets, risk management and accounting topics and has held a variety of editorial positions on a number of journals. Mr. Smith is a graduate of Emory University and holds a Doctor of Economics from the University of North Carolina at Chapel Hill.

      Paul L. Smith, 61, has been a director of the Company since August, 1994. Mr. Smith was a director, Senior Vice President and the Chief Financial Officer of the Eastman Kodak Company from 1983 until he retired in 1993. He is
currently a director of Performance Technology, Inc.,     BioWorks, Inc.,
Rochester General Hospital and GeVa Theatre and is    a member      of the
Board of Trustees of the George Eastman House. Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      BOARD OF DIRECTORS. The Company is managed by a Board of Directors composed of eleven members, a majority of whom are independent of the Company's management (the "Independent Directors"). The Board of Directors met six times in 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committees of which the director served during 1996.

      AUDIT COMMITTEE. Paul Smith, Roger Kober and Leonard Helbig form the Audit Committee of the Board of Directors. Alan Gosule joined the Committee at the beginning of 1997. The Audit Committee recommends the engagement of independent public accountants, reviews the scope of the audit engagement and any other services, reviews the independent public accountants' letter of comments and management's responses to those comments, approves other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists solely of Independent Directors. It met twice during 1996.

      COMPENSATION COMMITTEE. Burton August, William Balderston and Clifford Smith form the Compensation Committee of the Board of Directors. Alan Gosule joined the Committee at the beginning of 1997. The Compensation Committee establishes remuneration levels for officers of the Company, reviews significant employee benefit programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee consists solely of Independent Directors and met four times during 1996.

      The Board of Directors does not have a standing nominating committee. The entire Board of Directors considers Board composition and nominees, performing the function of a nominating committee.

COMPENSATION OF DIRECTORS

      In 1996, the Company paid its directors who are not employees of the Company annual compensation of $9,000 plus $1,000 per day for attendance (in person or by telephone) at Board and committee meetings. Effective January 1, 1997, the annual director fee was increased to $10,000 per year. Directors of the Company who are employees of the Company do not receive any compensation
for their services as directors.    All
directors are reimbursed for their expenses incurred in attending directors' meetings. Pursuant to the Company's Stock Benefit Plan, each non-employee director (other than Mr. Gosule) was granted options to purchase 3,000 shares of Common Stock immediately following the annual meeting of stockholders in
1996.   The options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The Stock Benefit Plan does not have additional options available for awards to directors. Subject to stockholder approval of the changes to the Stock Benefit Plan described in Proposal 3, the Board has approved additional awards to each director of options to purchase 3,500 shares of Common Stock immediately following the annual meeting of stockholders in each of 1997, 1998 and 1999 at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, stockholder approval of the proposed changes to the Stock Benefit Plan would ratify the grants of options to purchase 4,554 shares of Common Stock in August 1996 in connection with the Executive and Director Stock Purchase and Loan Program described below. Please also review Proposal 3.

                            EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation paid during 1994, 1995 and 1996 to the Company's Co-Chief Executive Officers and other most highly compensated executive officers. Except for the Co-Chief Executive Officers, no executive officer's annual salary and bonus exceeded $100,000 on an annualized basis during the fiscal years ending December 31, 1994 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                 Compensation
                                                    Annual          AWARDS
                                                 COMPENSATION       Shares
                                                                  Underlying
NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS     OPTIONS
---------------------------           ----     ------     -----   ------------
Norman P. Leenhouts
 Chairman and Co-Chief
 Executive Officer                   1994(1)    $ 50,000    $14,556   88,000 sh.
                                     1995        132,000         0          0
                                     1996        145,200     59,702    7,338 sh.(3)

Nelson B. Leenhouts
   President and Co-Chief
   Executive Officer                 1994(1)    $ 50,000    $14,556   88,000 sh.
                                     1995        132,000         0          0
                                     1996        145,200     59,702    7,338 sh.(3)

Richard J. Crossed                   1996(2)    $145,200    $59,702    7,338 sh.(3)
  Executive Vice President

Amy L. Tait                          1994(1)    $ 33,333    $16,495   88,000 sh.
   Executive Vice President          1995         87,917         0        0
                                     1996        103,000     42,351    5,206 sh.(3)

________________
(1) Amounts reported reflect actual base salary earned during the Company's period of operations from August 4, 1994 through December 31, 1994. The annual base salary of each of Norman and Nelson Leenhouts for 1994 was $120,000 and for Amy Tait was $80,000..
(2)    Mr. Crossed was not employed by the Company in 1994 and 1995.
(3) These options were granted under the Company's Stock Benefit Plan in connection with the purchase of the Company's common stock under the Executive and Director Stock Purchase and Loan Program described below. The options are exercisable for ten years at $20.50 per share and vest over five years.


OPTION GRANTS IN FISCAL YEAR 1996

      The following table sets forth certain information relating to the options granted with respect to fiscal year ended December 31, 1996. The columns labelled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions in accordance with the rules of the Securities and Exchange Commission. The Company cannot predict the actual growth rate of the Common Stock.
                                 -6-

                      OPTION GRANTS IN LAST FISCAL YEAR{*}

                                                INDIVIDUAL GRANTS

                                         Percent of                                        Potential Realizable Value
                          Number of     Total Options                                      at Assumed Annual Rates of
                           Shares        Granted to                                       Stock Price Appreciation For
                         Underlying     Employees in   Exercise or Base     Expiration             OPTION TERM
      NAME                Options                                                          ---------------------------
                          Granted   Fiscal   Price     DATE     5%         10%
                                    Year     ($/SH)
-------------------      --------  -------  --------  -------  ----------- -----------

Norman P. Leenhouts        7,338    (1)      $20.50   8/12/2006 $   94,587  $  239,732

Nelson B. Leenhouts        7,338    (1)      $20.50   8/12/2006 $   94,587  $  239,732

Richard J. Crossed        88,000    (2)      $19.00   1/2/2006  $1,051,600  $2,664,640
                           7,338    (1)      $20.50   8/12/2006 $   94,587  $  239,732

Amy L. Tait                5,206    (1)      $20.50   8/12/2006 $   67,105  $  170,080

____________
*   Stock appreciation rights were not granted in 1996.

(1) These stock options were granted in connection with the purchase by the named individuals of shares of Common Stock under the Executive and Director Stock Purchase and Loan Program described below. An option to purchase .25 shares of Common Stock was granted, with an exercise price equal to fair market value on the date of grant, for each share purchased.
(2) Issued in connection with the Conifer Transaction (described below).

OPTION EXERCISES AND YEAR-END OPTION VALUES

   No options were exercised in 1996. The following table sets forth the value of options held at the end of 1996 by the Company's named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES{(1)}

                                                     Number of Shares
                              Number of              Underlying Unexercised               Value of Unexercised in-
                               Shares                OPTIONS AT FISCAL YEAR-END                     the-
                             Acquired on     Value                                            Money Options at
   Name                       Exercise     Realized  Exercisable       Unexercisable      Exercisable   Unexercisable
-------------------          ----------   ---------  -----------       -------------

Norman P. Leenhouts               0            0        88,000 sh.         7,338 sh.       $308,000      $ 14,676
Nelson B. Leenhouts               0            0        88,000 sh.         7,338 sh.       $308,000      $ 14,676
Richard J. Crossed                0            0        88,000 sh.         7,338 sh.       $308,000      $ 14,676
Amy L. Tait                       0            0        35,200 sh.        58,006 sh.       $123,200      $195,212


(1) Stock appreciation rights were not granted in 1996.
(2) Based on the last reported sale price of the Common Stock on the NYSE on December 31, 1996 of $22.50 less the per Share exercise price of the options.

EMPLOYMENT AGREEMENTS

      Norman and Nelson Leenhouts entered into employment agreements with the Company prior to its initial public offering providing for an initial term of five years commencing August 4, 1994. The agreements provide for the employment of Norman P. Leenhouts as Chairman of the Board and Co-Chief Executive Officer of the Company at an annual base salary of $120,000 and Nelson B. Leenhouts as President and Co-Chief Executive Officer of the Company and President and Chief Executive Officer of HP Management at an annual base salary of $120,000. The base salaries under each employment agreement automatically increase by 10% each year starting January 1, 1995. Although their employment agreements provide for a specific formula for the payment of incentive compensation to each of Norman and Nelson Leenhouts, they have voluntarily agreed to waive application of that formula and instead receive incentive compensation pursuant to the Company's Incentive Compensation Plan as it may be revised by the Compensation Committee from time to time. The employment agreements also provide that if employment is terminated by the Company or not renewed without cause, or terminated by the executive for good reason at any time, then the executive is entitled to receive a severance payment equal to the executive's annual base salary and incentive compensation for the preceding year multiplied by two or the number of years remaining of the initial term, whichever is greater.

      Pursuant to their respective employment agreements with the Company, Norman and Nelson Leenhouts are each subject to a covenant not to compete with the Company during the term of his employment and, if either is terminated by the Company for cause or resigns without good reason, for two years thereafter. The covenants prohibit Norman and Nelson Leenhouts from participating in the management, operation or control of any multifamily residential business which is competitive with the business of the Company, except that they, individually and through Home Leasing and its affiliates, may continue to own and develop the properties managed by HP Management. The Leenhoutses have also agreed that any commercial property which may be developed by them will be managed by HP Management subject to the approval of the outside members of the Board of Directors.

      Richard J. Crossed also entered into and Employment Agreement with the Company, effective January 1, 1996. The terms of that agreement are substantially the same as the employment agreements entered into by Norman and Nelson Leenhouts as described above. The initial term is for five years and identical termination provisions are provided. In his employment agreement, Mr. Crossed has agreed not to compete with the Company during the term of his employment and, if he is terminated by the Company for cause or resigns without good reason, for three years thereafter.

INCENTIVE COMPENSATION PLAN

      The Company's incentive compensation plan (the "Incentive Plan") for officers and key employees of the Company was amended for 1996 to provide that eligible officer and key employees may earn a cash bonus ranging from 5% to 50% of base salary based on increases in the Company's Funds from Operations per
Share  ("FFO").   The 1996 Incentive Plan provides for a bonus pool to be
established as follows:
                                          PERCENT OF GROWTH
      GROWTH IN FFO/SHARE                 CONTRIBUTED TO BONUS POOL

            First 2%                       0%
            Next 1%                       20%
            Next 1%                       30%
            Next 1%                       40%
      Growth Over 5%                      50%

      A factor is applied to each eligible participant's salary, ranging from 1% to 10%, to determine the split of the bonus pool. The factor applied to the salaries of Norman and Nelson Leenhouts, Richard Crossed and Amy Tait is 10%, with the maximum bonus payable to them being 50% of their base salary.

EXECUTIVE AND DIRECTOR STOCK PURCHASE AND LOAN PROGRAM

      In August 1996, the Board of Directors approved an Executive and Director Stock Purchase and Loan Program. Pursuant to the program, each officer and director of the Company was eligible to receive loans for the purchase of Common Stock under the Company's Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan ("Dividend Reinvestment Plan") and receive options to purchase Common Stock under the Company's Stock Benefit Plan. The one-time program provided for loans up to a formula amount for each officer based on salary and bonus category and up to $60,000 for each independent director. The Company loaned approximately 50% of the purchase price and arranged loans from a commercial bank, guaranteed by the Company, for the balance. The program also provided for the issuance of stock options to purchase .25 shares of Common Stock at the fair market value on the date of issuance ($20.50) for each share of Common Stock purchased. In the aggregate, eighteen officers purchased 190,345 shares of Common Stock and received 47,592 options to purchase Common Stock at an exercise price of $20.50 vesting over five years. The six independent directors purchased an aggregate of 18,198 shares of Common Stock and received options to purchase 4,554 shares
of Common Stock for $20.50 per share vesting over five years.   The Company
loaned the directors and officers an aggregate of $2,063,469 maturing on August 31, 2016 with simple interest at 7% and guaranteed bank loans totalling $2,033,180 repayable from the quarterly dividends on the stock and the proceeds of any sale of the stock.

PERFORMANCE GRAPH

      The following graph compares the cumulative return on the Company's Common Stock since its initial public offering in August 1994 through December 31, 1996 to the cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor's 500 Index for the same period. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on
August 1, 1994.   Stockholders should note that the period covered by the graph is very short and that past performance does not predict future results.


               [GRAPH APPEARS HERE]






                                 8/4/94    12/31/94  12/31/95    12/31/96

Company Common Stock            $100      $104.65   $100.25     $143.32
NAREIT All Equity REIT Index     100        98.45    113.49      153.51
S&P 500 Index                    100       101.53    139.54      171.58

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors establishes performance criteria, reviews and administers compensation and benefits for executive officers of the Company and broad-based compensation plans for the other officers and employees generally. The Compensation Committee consists only of Independent Directors. The objectives of the Company's compensation program as adopted by the Compensation Committee are as follows: to enhance stockholder value by attracting and retaining highly capable employees who are motivated to reach the Company's operating and financial goals, to encourage ownership of the Company's stock and to link compensation to the performance of the Company and to total shareholder returns in order to align interests of executives and other employees with those of its stockholders. The compensation program for the Company's executive officers has three components: base salary, annual incentive compensation under the Incentive Plan, and awards under the Company's Stock Benefit Plan. In evaluating compensation, the Compensation Committee looks at both the performance of the Company and shareholder returns, taking into account such factors as general market conditions. It is the Committee's policy that executive compensation should be deductible to the Company for federal income tax purposes. The Committee will annually consider compensation decisions in light of the limit on deductibility under Section 162(m) of the Internal Revenue Code and related regulations.

      SALARY. For the five-year period beginning on August 4, 1994 and ending August 4, 1999, the base salaries for the Company's Co-Chief Executive Officers, Norman and Nelson Leenhouts were established in employment agreements ("Employment Agreements"), dated August 4, 1994, with base salaries starting at an annual level of $120,000 for 1994 and increasing by 10% annually over the preceding year. Effective on his joining the Company on January 1, 1996, Richard Crossed entered into an employment agreement on essentially the same terms as those of the Leenhoutses Employment Agreements.

      The Committee reviewed the recommendations of the Co-Chief Executive Officers for proposed salaries for the other executive officers for 1997 in light of the responsibilities and personal performance of such officers and the compensation of persons with similar responsibilities in other entities located in the geographic regions in which the Company operates. The Committee expects to make an annual review of salaries of the other executive officers in light of those factors and others relevant to the compensation objectives of the Company at the time of review.

      The 1996 salaries of certain officers of the Company who were formerly officers of Conifer Realty, Inc. were set forth in the Contribution Agreement entered into between Home Properties of New York, L.P. and Conifer and certain of its affiliates (the "Contribution Agreement"). The Contribution Agreement related to the acquisition by Home Properties of New York, L.P. (the "Operating Partnership") of Conifer and its affiliates. The full Board of Directors approved the terms of the Contribution Agreement, including the salaries of those officers.

      INCENTIVE COMPENSATION. The Incentive Plan provides cash bonuses based on increases in the Company's FFO. The Incentive Plan, originally adopted in 1994 was amended for 1995. The Leenhoutses voluntarily agreed to accept their incentive compensation pursuant to the Incentive Plan rather than as provided in their Employment Agreements. The formula contained in their Employment Agreements would have resulted in higher bonuses. The Compensation Committee determined that the two Co-Chief Executive Officers were entitled to have the maximum factor of 10% applied to their salaries for purposes of determining their share of the bonus pool, with the maximum bonus payable to them under the Plan being 50% of base salary. One-half of the Co-Chief Executive Officers' bonus was made nondiscretionary and one-half payable in the discretion of the Committee.

      The Committee expects to continually review the Plan as it applies to 1997 and future years. Some changes to the Plan, as well as to awards for 1997, may result.

      STOCK COMPENSATION. Initial awards of stock options under the Company's Stock Benefit Plan were made at the time of the Company's initial public offering. All of the initial stock options were granted with an exercise price of $19.00, the initial public offering price of the Company's Common Stock. Norman and Nelson Leenhouts were each granted immediately exercisable options to purchase 88,000 shares of Common Stock. Amy Tait was awarded options to purchase 88,000 shares of Common Stock, vesting over five years. The balance of the awards, to executive officers and other employees, vest 20% per year.

      Pursuant to the Contribution Agreement, Richard J. Crossed was granted immediately exercisable options to purchase 88,000 shares of Common Stock at an exercise price of $19.00 per share under the Stock Benefit Plan.

      The Compensation Committee reviewed the number of options granted to the Co-Chief Executive Officers and other executive officers in light of the other elements of their compensation and their overall equity interest in the Company's business, principally through ownership of units of limited partnership interest in the Operating Partnership, and determined to encourage officers to acquire additional Common Stock and options through a one-time Executive and Director Stock Purchase and Loan Program. The Compensation Committee believes that such ownership ties the interests of senior executives closely with those of shareholders to provide them greater incentive to manage the Company to increase shareholder returns.

      The Board of Directors adopted the Executive and Director Stock Purchase and Loan Program which, among other things, provided for loans up to a formula amount for each officer, including executive officers, based on salary and bonus category. The Company loaned approximately 50% of the purchase price and arranged loans from a commercial bank, guaranteed by the Company, for the balance. The program also provided for the issuance of stock options to purchase .25 shares of Common Stock at the fair market value on the date of issuance ($20.50) for each share of Common Stock purchased. Pursuant to the program, each of the named executive officers purchased the maximum number of shares available with the provided loans, 29,352 shares for $580,817 for each of the Co-Chief Executive Officers and Mr. Crossed) and received options to purchase additional shares (options to purchase 7,338 shares at $20.50 per share for each of the Co-Chief Executive Officers and Mr. Crossed).



                        Respectfully submitted,
                        THE COMPENSATION COMMITTEE
                        Burton S. August, Sr.
                        William Balderston, III
                        Clifford W. Smith, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      During the fiscal year 1996, the Compensation Committee was comprised of Burton S. August, Sr., William Balderston, III and Clifford W. Smith, Jr. None of them have ever been an officer of the Company or any of its subsidiaries. Alan L. Gosule joined the Committee at the beginning of 1997. Each of the Compensation Committee members other than Mr. Gosule, as well as each of the other independent directors, participated in the Company's Executive and Director Stock Purchase and Loan Program on August 12, 1996 and purchased 3,033 shares of Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan for $19.788 per share (3% below the five-day average market value as provided in that Plan) and received options to purchase 759 shares of Common Stock at the fair market value on that date of $20.50 per share. The purchases were financed 50% by a loan from the Company due August 31, 2016 bearing simple interest at 7% per annum and 50% by a loan from a commercial bank arranged by and guaranteed by the
                              -12-

Company.   Mr. August also had an interest in the
transactions consummated in January 1996 because he and members of his immediate family had interests in a limited partnership merged into the Operating Partnership as part of the Conifer Transaction. In connection with such merger, Mr. August received 4,246 Units in the Operating Partnership, and his immediate family members received 5,404 Units in the Operating Partnership, as merger consideration.

                              STOCK BENEFIT PLAN

GENERAL

      The Company adopted its 1994 Stock Benefit Plan (the "Stock Benefit Plan") for the purpose of providing persons responsible for the future success of Home Properties, including directors, officers, regional managers and on-site property managers, with increased motivation and incentives to exert their best efforts on behalf of the Company by enlarging their personal stake in its success. The number of employees participating in the Stock Benefit Plan is
approximately 64.   Certain amendments to the Stock Benefit Pan are proposed;
see Proposal 3.   The Stock Benefit Plan limits the number of shares of Common
Stock issuable pursuant to the Plan, as increased in 1996, to 1,000,000 shares, of which options to purchase 649,224 shares were granted to employees and 54,000 options were granted to non-employee directors (3,000 each at initial election to the Board and after each annual meeting of stockholders). An additional 4,554 options were granted to directors (subject to shareholder approval of the increase in option shares available for directors under Proposal 3) on August 12, 1996 in connection with their purchases of Common Stock pursuant to the Executive and Director Stock Purchase and Loan Program described above The number of shares reserved under the Stock Benefit Plan is subject to adjustment upon certain recapitalizations and other corporate transactions. The following summary of the Stock Benefit Plan is qualified in its entirety by reference to the full text of the Stock Benefit Plan, and the proposed amended and restated text of the Stock Benefit Plan incorporating the changes described in Proposal 3, copies of which may be obtained from the Secretary of the Company.

      The Board of Directors may amend, suspend or discontinue the Stock Benefit Plan at any time except that certain specified amendments must be approved (at a meeting held within twelve months before or after the date of such amendment) by the holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote. The proposed amendments to the Stock Benefit Plan allow the Board of Directors to amend the Stock Benefit Plan unless the Board determines that applicable laws or rules of governmental entities or regulations of the New York Stock Exchange or similar bodies require shareholder approval for such amendments to preserve the benefits of the Plan for the Company and the participants. The proposed amendments would permit the Board of Directors to increase the benefits available under the Stock Benefit Plan and change the allocation of benefits between employees and non-employee directors. The Stock Benefit Plan may not be amended to adversely affect awards outstanding prior to the amendment.

EMPLOYEE AWARDS

      The Stock Benefit Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Code, non-statutory stock options, stock appreciation rights and restricted stock awards to employees of the Company. The Stock Benefit Plan is administered by the Compensation Committee of the Board of Directors, none of the members of which will participate in employee awards under the Stock Benefit Plan. The Compensation Committee determines the persons to be granted options, the number of shares subject to each option, whether or not such option is a non-statutory or incentive stock option, the exercise price and exercise schedule, the manner in which payment may be made and whether such persons will have the right to receive cash or shares in lieu of exercising their options. The exercise price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee may grant an option holder the right to elect to receive cash or shares in an amount equal to the excess of the fair market value of the shares subject to an incentive or non-statutory option over the exercise price for such

                              -13-
<PAGE

shares, which right can be
exercised instead of (but not in addition to) its related incentive or non-statutory option (a stock appreciation right). There is no limit on the number of non-statutory options that may be granted to any one individual under the Plan, provided that the grant of the options may not cause the Company to fail to qualify as a REIT for federal income tax purposes. An optionee may, with the consent of the
Compensation Committee, elect to pay for the shares to be received upon exercise of his or her options in cash, shares (including shares issuable upon exercise of an option) or any combination thereof. Options may not be exercisable for more than a ten-year period. Options generally terminate three months after the optionee's termination of employment from the Company for any reason other than death or disability, and are not transferable by the optionee other than by will or the laws of descent and distribution.

      Awards of restricted stock will consist of shares of Common Stock which may be subject to forfeiture and restrictions on transfer as determined by the Compensation Committee. In general, a participant who has been granted restricted stock will have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon from the date of grant, subject to the restrictions imposed in the grant or as set forth in the Stock Benefit Plan.

DIRECTOR'S OPTIONS

      Under the Stock Benefit Plan, the initial non-employee directors of the Company were granted a non-statutory option to purchase 3,000 shares in connection with their initial election to the Board and received grants of options to purchase 3,000 shares immediately following the stockholders' meetings in 1995 and 1996. The exercise price for each option grant is 100% of the fair market value of the Company's Common Stock on the date of grant. Each
director's option has a five-year term.   Subject to stockholder approval of
the changes to the Stock Benefit Plan described in Proposal 3, the Board has approved additional awards to each director of options to purchase 3,500 shares of Common Stock immediately following the annual meeting of stockholders in each of 1997, 1998 and 1999 at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, subject to shareholder approval of Proposal 3, the directors (other than Mr. Gosule) were each issued options to purchase 759 shares of Common Stock at $20.50 on August 12, 1996 in connection with their purchases of Common Stock under the Executive and Director Stock Purchase and Loan Program.

FEDERAL TAX CONSEQUENCES

      NON-STATUTORY OPTIONS. No income is recognized by a participant at the time of grant of a non-statutory option, nor is the Company entitled to a tax deduction at that time. The rules for recognizing income upon exercise of a non-statutory option depend on whether or not the participant is an "insider", I.E., the participant's sale or purchase of Common Stock may give rise to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"). In the case of a non-insider, ordinary income will be recognized by the participant on the date he or she exercises a non-statutory option in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The holding period for capital gain and loss purposes will begin on the date of exercise. In the case of an insider, ordinary income will be recognized by the participant on the first day on which a sale of the Common Stock at a profit would not expose the participant to Section 16(b) liability (the "date of taxation") in an amount equal to the excess of the fair market value of the shares on the date of taxation over the exercise price. The holding period for capital gain and loss purposes will begin on the date of taxation. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days from the date of exercise. The Company will be entitled to a deduction at the time the participant is required to recognize income from the exercise of the non-statutory option. The deduction will be equal to the amount which is taxable to the participant as ordinary income as a result of the exercise.
                                -14-

      If the exercise price of a non-statutory option is paid by surrendering Common Stock of the Company, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the exercise price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares." The participant will recognize ordinary income upon the exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

      The basis of shares acquired pursuant to the exercise of a non-statutory option will be the amount included in ordinary income due to receipt of those shares. When the participant disposes of shares acquired pursuant to a non-statutory option, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares.

      INCENTIVE STOCK OPTIONS. A participant receiving an incentive stock option will not be subject to income tax upon either the grant of the incentive stock option or its subsequent exercise. The spread between the exercise price and the fair market value on the date of exercise will, however, be included in the participant's alternative minimum taxable income for purposes of determining the participant's liability, if any, for the alternative minimum tax. If the participant holds the shares acquired upon exercise for more than one year after exercise (and two years after grant), then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the exercise price will constitute long-term capital gain or loss at the time of sale. The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option. If the options cease to be incentive stock options for any reason, they will be treated as non-statutory options. For example, if the participant sells the shares before the expiration of the requisite holding periods, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize ordinary income in the year of the disposition. In the event of a disqualifying disposition, the Company will be entitled to a federal income tax deduction in the year of disposition of the shares in the amount of the ordinary income realized by the participant.

      If the exercise price of an incentive stock option is paid by surrendering Common Stock of the Company, the Internal Revenue Service treats such exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously-acquired Common Stock for an equal number of shares of new Common Stock, both having the same market value. The basis of the new shares will be the same basis as the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the additional shares that a participant will receive pursuant to the exercise. This exchange also results in no gain or loss being recognized at the time of the exchange. However, the basis of these additional shares will equal zero (I.E., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange.

      STOCK APPRECIATION RIGHTS. A participant will be subject to tax, at ordinary income rates, on the amount of cash received upon the exercise of any Stock Appreciation Rights, and the Company will be entitled to a tax deduction equal to such amount.

NEW PLAN BENEFITS

      The following table sets forth the information relating to all options made or which will be made pursuant to the proposed amendments to the Stock Benefit Plan. Additional awards may be made from time to time under the Stock Benefit Plan to directors, executive officers and other employees in the discretion of the Compensation Committee.

       Stock Benefit Plan - New Plan Benefits under Proposed Amendments

                                                  Dollar         Number
Name and Position                                 Value($)       of Shares
-------------------------------                   ----------     ----------
Norman P. Leenhouts
   Chairman and Co-Chief Executive Officer          $0                (1)
Nelson B. Leenhouts
   President and Co-Chief Executive Officer         $0                (1)
Richard J. Crossed
   Executive Vice President                         $0                (1)
Amy L. Tait
   Executive Vice President
                                                    $0                (1)
Executive Officers as a  Group                      $0                (1)
Non-Employee Directors as a Group               $17,647(2)         4,554 sh.(3)
Other Employees as a Group                          $0                (1)
____________
(1) The proposed amendments do not increase the number of shares available for awards to employees and the Company cannot anticipate the number of additional awards which may be made to executive officers or other employees.
(2) The options are exercisable at $20.50 per share, based on the closing price of the Common Stock on August 12, 1996, the date of the grant. The closing price of the Common Stock on March 5, 1997 was $24.375. The options may be exercised for ten years and vest over five years.
(3) In addition, each non-employee director who continues to serve will receive awards of 3,500 options exercisable for five years at the fair market value on the date of grant after the annual meeting of shareholders in each of 1997, 1998 and 1999.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of February 24, 1997 regarding the beneficial ownership of shares of Common Stock by (i) directors, nominees and certain executive officers of Home Properties, and (ii) directors, nominees and executive officers of Home Properties as a group, and (iii) each person known by the Company to be the beneficial owner of more than a 5% interest in the Company. The table also includes information relating to the number and percentage of shares of Common Stock and partnership units of the Operating Partnership ("Units") beneficially owned by the persons included in (i) and
(ii) above (such Units are exchangeable into shares, or cash at the election of the independent directors of the Company. In preparing this table, the Company has relied on information supplied by its officers, directors, Nominees and certain stockholders, and upon information contained in filings with the SEC.

   Name and Address      Number of Shares  Percentage of  Number of Shares/ Percentage of
  of Beneficial Owner   Beneficially Owned Outstanding
                                            Shares(2)     Units Owned       Shares/Units
---------------------   -----------------  -------------  ----------------  --------------
Norman P. Leenhouts         118,353 (1)      1.9%         387,513 (1)(3)      4.1% (4)

Nelson B. Leenhouts         117,453 (1)      1.8%         386,365 (1)(3)      4.1% (4)

Richard J. Crossed          118,852 (5)      1.9%         313,816 (5)         3.3%

Amy L. Tait                  59,268 (6)        *           73,011 (6)           *

Burton S. August, Sr.        30,533 (8)        *           34,779 (7)(8)        *

William Balderston, III      13,533 (7)        *           13,533 (7)           *

Alan L. Gosule                    0            *                0               *

Leonard Helbig, III          13,206 (7)        *           13,206 (7)           *

Roger W. Kober               13,220 (7)        *           13,220 (7)           *

Clifford W. Smith, Jr.....   16,935 (7)        *           16,935 (7)           *

Paul L. Smith                14,033 (7)        *           14,033 (7)           *

All executive officers and
directors as a group
(13 persons)                554,571 (9)      8.3% (10)  1,303,141(3)(9)      17.9% (11)

                              - 17 -

Name and Address            Number of Shares       Percentage of
of Beneficial Owner         Beneficially Owned   Outstanding Shares
-------------------------   ------------------   ------------------

Capital Growth Management          317,000 (12)          5.42%
Limited Partnership
One International Place
Boston, MA  02110

Miller Anderson & Sherrerd         512,200 (13)          8.81%
One Tower Bridge
West Conshohocken, PA 19428
                       and
Morgan Stanley Group Inc.
1585 Broadway
New York, NY  10036

Palisade Capital Management L.L.C.  502,000 (14)         8.2%
1 Bridge Plaza, Suite 695
Fort Lee, NJ  07024

State Treasurer, State of
Michigan                          1,666,667 (15)        26.76%
Bureau of Investments
Department of Treasury
Treasury Building, Box 15128
Lansing, MI  48901
__________
*   Less than 1%
(1) Includes 88,000 shares which may be acquired upon the exercise of currently exercisable options by each of Norman and Nelson Leenhouts.
(2) Assumes that all options included with respect to the person have been exercised. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised.
(3) Includes Units owned by Home Leasing and Leenhouts Ventures. Norman Leenhouts and Nelson Leenhouts are each directors, officers and 50% stockholders of Home Leasing and each owns 50% of Leenhouts Ventures. Includes 50,000 Units owned by the respective spouses of each of Norman and Nelson Leenhouts as to which they disclaim beneficial ownership.
(4) Assumes that all options included with respect to the person have been exercised and all Units included with respect to the person have been exchanged for shares of Common Stock. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that none of the Units held by any other person have been exchanged for shares.
(5) Includes 88,000 shares which may be acquired upon the exercise of currently exercisable options. Also includes Mr. Crossed's proportionate share of Units owned by Conifer and its affiliates.
(6) Includes 35,200 shares which may be acquired upon the exercise of currently exercisable options. Also includes 3,246 shares owned by Mrs. Tait's spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 2,548 Units with her spouse.
(7) Includes 9,000 shares which may be acquired upon the exercise of currently exercisable options.
(8) Includes 12,500 shares owned by immediate family members of Mr. August as to which he disclaims beneficial ownership.
(9) Includes 406,000 shares which may be acquired upon the exercise of immediately exercisable options.
(10)Assumes that all exercisable options included with respect to all listed persons have been exercised.
(11)Assumes that all exercisable options included with respect to all listed persons have been exercised and that all Units included with respect to all listed persons have been exchanged for shares of Common Stock.
(12)Based on a report on Schedule 13G, dated February 11, 1997, reflecting that Capital Growth Management Limited Partnership has shared dispositive and sole voting power with respect to shares held in client accounts, as to which Capital Growth disclaims beneficial ownership.
(13)Based on a report on Schedule 13G, dated February 14, 1997, filed jointly on behalf of Miller Anderson & Sherrerd and Morgan Stanley Group Inc., reflecting that the two Investment Advisors have shared voting and dispositive power with respect to 515,200 shares.
(14)Based on a report in Schedule 13G, dated February 1, 1997, reflecting that Palisade Capital Management, L.L.C. holds the shares on behalf of clients in accounts over which Palisade has sole voting and dispositive power.
(15)Based on a report on Form 13D, dated January 6, 1997, reflecting that the State Treasurer, State of Michigan and the individual members of the Michigan Department of Treasury's Bureau of Investments, which manages the investments for four state-sponsored retirement systems: Public School Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Judges' Retirement System acquired a Class A Limited Partnership Interest in the Operating Partnership which is convertible, at the option of the State of Michigan, into 1,666,667 shares of common stock, subject to adjustment, over which the State Treasurer would have sole voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers,
directors and greater than 10%   shareholders are required to furnish the
Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except as follows. Amy Tait's Form 4 for August 1996 with respect to her acquisition of shares of Common Stock and options under the Company's Executive and Director Stock Purchase and Loan Program did not reflect the acquisition of shares and options by her husband, Robert Tait, a Vice President of the Company. The Form 4 was subsequently amended to reflect this omission. Burton August's interest in 4,246 units in the Operating Partnership received in connection with the Conifer Transaction were reported in the proxy statement for the 1996 Annual Meeting of Shareholders and the Company's Annual Report on Form 10-K for 1995 but were not reflected on a Form 4 for January 1996. A Form 4 reflecting the units was subsequently filed.


                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

      Certain directors and an executive officer of the Company (or entities controlled by them or members of their immediate families) had direct or indirect interests in transactions which were consummated in connection with the acquisition of Conifer Realty, Inc. and certain affiliates on January 1, 1996 (the "Conifer Transaction"). The following persons received Units in connection with the Conifer Transaction, and certain indebtedness was or will be repaid by the Company:

                                           Units   Indebtedness
          Name                           Received     Repaid
  ----------------------------           --------- ------------

Burton August Sr.                          4,246         0
Immediate family members of
  Burton S. August, Sr.                    5,404         0
Richard J. Crossed                        68,021         0
Conifer Development, Inc. (1)             20,738    $1,433,190
C.O.F., Inc.  (2)                        285,403         0
Tamarack II Associates  (3)                2,027         0
_______________
(1) Richard J. Crossed owns a 40.6% interest in Conifer Development, Inc.
(2) Formerly Conifer Realty, Inc. Richard J. Crossed owns a 40.6% interest in C.O.F., Inc.
(3) Conifer Development, Inc. owns a 5% interest in Tamarack II Associates. Mr. Crossed is a 2% General Partner of a partnership comprised of his family members that owns a 39% interest in Tamarack II Associates.

   In connection with the Conifer Transaction, the Company became the general partner of St. Paul Genesee Associates, L.P. In May, 1996,Huntington Associates L.P., a partnership in which the Operating Partnership serves as general partner, purchased the property owned by St. Paul Genesee Associates at a purchase price determined by the Board of Directors of the Company which was paid in cash and by a promissory note. Mr. Crossed and Mr. August are partners of St. Paul Genesee Associates and received or have an interest in $75,580 and $18,965, respectively, of the cash and payments on the promissory note received by St. Paul Genesee Associates. They abstained from the action of the Board setting the purchase price for the property. It
                              -19-
is anticipated that the
limited partnership interests in Huntington Associates L.P. will be sold in a tax credit transaction and that substantially all of the Company's investment will be returned.

   Directors and executive officers of the Company received loans from the Company of 50% of the purchase price of shares of Common Stock purchased by them in connection with the Company's Executive and Director Stock Purchase and Loan Program described above and commercial bank loans for the balance, guaranteed by the Company. The indebtedness to the Company of each of the named executive officers is: each of Messrs. Leenhouts and Crossed - $290,408 and Mrs. Tait - $206,000.

   Home Leasing, in consideration of a portion of the Units and cash received by it in connection with the formation of the Company, assigned to HP Management certain management contracts between it and certain entities of which it is a general partner. As a general partner of those entities, Home Leasing Corporation (and, indirectly, Norman and Nelson Leenhouts) has an ongoing interest in such management contracts. Pursuant to the Contribution Agreement, Conifer assigned to the Company and its affiliates certain management contracts between Conifer and entities in which it is the general partner. As a general partner, Conifer (and indirectly, Richard Crossed) has an ongoing interest in such management contracts.



                                  PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of the Audit Committee, has appointed the accounting firm of Coopers & Lybrand LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand LLP has served as the Company's independent auditors since its commencement of operations and is considered by the management of the Company to be well qualified. A representative of Coopers & Lybrand LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR.





                                  PROPOSAL 3
                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
                              STOCK BENEFIT PLAN
                   TO INCREASE THE NUMBER OF SHARES ISSUABLE
            THEREUNDER TO INDEPENDENT DIRECTORS BY 100,000 SHARES,
                                      AND
                            MAKE ADDITIONAL CHANGES

   The Board of Directors of the Company has approved an amendment to the Company's Stock Benefit Plan to increase the number of shares issuable thereunder to non-employee directors by 100,000 and to make additional changes in light of changes in Rule 16b-3 promulgated by the Securities and Exchange Commission. The Stock Benefit Plan requires shareholder approval for such amendments and the rules of the New York Stock Exchange require shareholder approval for stock option or similar plans pursuant to which stock may be acquired by officers and directors.

   Subject to stockholder approval of the changes to the Stock Benefit Plan, the Board has approved additional awards to each director of options to purchase 3,500 shares of Common Stock immediately following the annual meeting of stockholders in each of 1997, 1998 and 1999 at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, stockholder approval of the proposed changes to the Stock Benefit Plan would ratify the grants of options to purchase 4,554 shares of Common Stock in August 1996 in connection with the Executive and Director Stock Purchase and Loan Program described above. The remaining additional options will be used from time to time to further the objectives of the Company through the Stock Benefit Plan. No other specific option grants have been approved at this time.

   In August 1996, the Securities and Exchange Commission amended Rule 16b-3 which exempts certain transactions between a company and its officers and directors from the short-swing trading prohibition of Section 16(b) of the
Securities Exchange Act of 1934.    These proposed changes to the Stock Benefit
Plan are intended to conform the Plan to amended Rule 16b-3 and provide the Board of Directors and the Compensation Committee with more flexibility to administer the Stock Benefit Plan to provide incentives to key individuals whose contributions are important to the continued success of the Company. The proposed changes amend the provisions governing composition of the committee administering the Stock Benefit Plan to conform with regulatory requirements under Rule 16b-3, and other applicable requirements (for example, Section 162(m) under the Internal Revenue Code). As amended, the plan would be administered by a committee of at least two non-employee directors who qualify under the applicable rules. The Stock Benefit Plan would also be amended to allow the Board of Directors to amend the Plan from time to time unless shareholder approval was required, in the determination of the Board of Directors of the Company, in order to preserve the intended benefits of the Stock Benefit Plan to the Company and the participants under applicable laws, rules or regulations of any governmental authorities, stock exchange or other body.

    The Stock Benefit Plan is described in more detail above. Copies of the Stock Benefit Plan and the proposed amended and restated text of the Stock Benefit Plan incorporating the changes described above may be obtained from the Secretary of the Company.

   The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the approval of the proposed amendments to the Stock Benefit Plan.
provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S STOCK BENEFIT PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER TO DIRECTORS BY 100,000 SHARES AND TO MAKE OTHER CHANGES DESCRIBED ABOVE.


                                  PROPOSAL 4
           APPROVAL OF THE ISSUANCE OF UP TO 5,000,000 SHARES OF THE
            COMPANY'S COMMON STOCK FROM TIME TO TIME IN ONE OR MORE
             PRIVATELY NEGOTIATED TRANSACTIONS OR PUBLIC OFFERINGS

     The Board of Directors of the Company has approved the issuance of up to 5,000,000 shares of Common Stock in one or more private placements or public offerings upon such terms and conditions as may be approved from time to time by the Board of Directors. New York Stock Exchange rules require than when more than 20% of the number of shares outstanding are to be issued in a private placement or series of related transactions, shareholder approval of the issuance is required prior to listing such shares on the Exchange. The Company has sufficient authorized and unissued shares for these purposes under its articles of incorporation and if the proposal is not approved by a sufficient vote of stockholders, the Company may limit the number of shares which it issues and seeks to list on the Exchange to a number which falls below the Exchange's threshold.

   At the 1995 Annual Meeting, shareholders approved the issuance of up to 2,630,000 shares of Common Stock in one or more privately negotiated transactions or public offerings. The Class A limited partnership interest issued by the Operating Partnership to the State Treasurer of the State of Michigan for $35,000,000 is exchangeable for 1,666,667 shares of the Company's Common Stock at the option of the holder. That exchange alone would use more than half of the existing authorization. The Company has sold or expects to sell substantially all of the remaining shares in privately negotiated transactions at prices close to the market price. The Company believes these sales allow it to raise equity economically and quickly when the opportunity arises.

    The Company has no current arrangements for the sale of the additional shares of Common Stock for which approval is sought in Proposal 4, but management believes that it may have the opportunity during the next year to sell shares to one or more investors in one or a series of privately negotiated transactions or in a combination of privately negotiated transactions and public offerings or to issue units in the Operating Partnership for cash or in exchange for one or more multifamily properties which will be convertible at the option of the holder or the Company. The shares might be sold through underwriters or dealers, directly to one or more investors, or through agents. In order to provide investors with flexibility and avoid price discounts for lack of marketability, the Company desires to register and list on the Exchange any additional shares that it issues.

   The net proceeds of any sale of shares of Common Stock for cash would be added to the Company's general funds to be used for general corporate purposes, including financing of possible future acquisitions of multifamily properties, capital expenditures, working capital, or repayment of short and long-term indebtedness. Funds not required immediately would be invested in short term marketable securities. The Company cannot predict the price at which such shares may be priced in connection with the issuance of Operating Partnership units for multifamily properties or the price at which shares issued for cash may be sold, but in each case the terms of the issuance would be approved by the Board of Directors of the Company prior to the issuance.

   The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the approval of the proposed issuance of additional shares of Common Stock provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 5,000,000 SHARES OF THE COMPANY'S COMMON STOCK FROM TIME TO TIME IN ONE OR MORE PRIVATELY NEGOTIATED TRANSACTIONS OR PUBLIC OFFERINGS.



                                 OTHER MATTERS

SOLICITATION OF PROXIES

   The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

   A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of
                                -22-
stockholders must be
received by the Company by November 26, 1997. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy, and the proponent or a representative of the proponent must attend the Annual Meeting.

INCORPORATION BY REFERENCE

   The Company's financial statements for the years ended December 31,1996 and 1995, the supplemental financial information and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K (File No. 1-13136) filed with the Securities and Exchange Commission are incorporated herein by reference.
Copies may be obtained from Rebecca Fountain, Home Properties of New York, Inc. 850 Clinton Square, Rochester, New York 14604 or from the Securities and Exchange Commission over the Internet at its Web site (http:\\www.sec.gov).




OTHER MATTERS

   The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.


REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                          PRELIMINARY PROXY

                      HOME PROPERTIES OF NEW YORK, INC.

             REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS MAY 6, 1997

     The undersigned hereby appoints Norman P. Leenhouts and Nelson B. Leenhouts, or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties of New York, Inc. which the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders of the Company to be held on May 6, 1997 and any adjournment thereof.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

____________________________________________________________________________


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

PROPOSAL ONE - To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified: Norman P.
Leenhouts, Nelson B. Leenhouts, Richard J.
Crossed, Amy L. Tait, Burton S. August, Sr.,
William Balderston, III, Alan L. Gosule,
Leonard F. Helbig, III, Roger W. Kober,
Clifford W. Smith, Jr. and Paul L. Smith.

FOR all nominees       WITHHOLD AUTHORITY
listed (except as      to vote for all nominees
marked to the          listed /  /
contrary)  /  /

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________

PROPOSAL TWO - To ratify the appointment of Coopers & Lybrand, LLP as independent auditors for 1997.

For /  /  Against /  / Abstain /  /

PROPOSAL THREE - To approve certain amendments to the Company's Stock Benefit Plan, including increasing the number of authorized shares of Common Stock for options to independent directors.

For /  / Against /  /  Abstain /  /

PROPOSAL FOUR - To approve, pursuant to the rules of the New York Stock Exchange, the issuance of up to 5,000,000 shares of the Company's Common Stock from time to time in one or more privately negotiated transactions or public offerings.

For /  / Against /  / Abstain /  /

This proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, it will be voted "FOR" proposals 1, 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including the election of a person designated by the Board of Directors as a director in the place of a nominee who is unable to serve.

Mark here for address change   /  /

Please mark, sign, date and return this proxy card using the enclosed envelope.

Dated: ____________ , 1997

Signature:__________________________________________

Signature:__________________________________________
(Please sign as name appears at left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)